Messrs. Johnson, Sligh, Owen, Livingston and Wiseman each entered into a Retirement Agreement with Newberry Federal Savings Bank on November 1, 2002. A form of the Retirement Agreement is filed herewith, along with a schedule of benefits for each individual.

                          NEWBERRY FEDERAL SAVINGS BANK
                          DIRECTOR RETIREMENT AGREEMENT

     THIS AGREEMENT is adopted this 1st day of November, 2002, by and between NEWBERRY FEDERAL SAVINGS BANK, a federally-chartered savings bank located in Newberry, South Carolina (the "Bank"), and ________________(the "Director").


                                  INTRODUCTION

     To encourage the Director to remain a director of the Bank, the Bank is willing to provide retirement income benefits to the Director. The Bank will pay the benefits from its general assets.


                                    AGREEMENT

     The Bank and the Director agree as follows:

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Benefit Amount" means $18,000.

     1.2 "Change of Control" means with respect to the Bank or Dutchfork Bancshares, Inc. (the "Company"), an event of a nature that: (i) results in a Change of Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof; or (ii) without limitation such a Change of Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction is consummated in which the Bank or Company is not the resulting entity.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Disability" means any mental or physical condition with respect to which the Director qualifies for and receives benefits for under a long-term disability plan of the Bank, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Board of Directors, is reasonably expected to be of indefinite duration and to substantially prevent the Director from fulfilling his or her duties or responsibilities to Dutchfork Bancshares, Inc. or the Bank.

     1.5 "Early Termination" means the Termination of Service before Normal Retirement Age for reasons other than death, Disability, or following a Change of Control.

     1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.7 "Effective Date" means November 1, 2002.

     1.8 "Normal Retirement Age" means the later of the final day (October 31st) of the Plan Year in which the Director's 70th birthday occurs or the final day (October 31st) of the fifth Plan Year after the Effective Date.

     1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

     1.10 "Plan Year" means a twelve-month period commencing on November 1st and ending on October 31st of the following year. The initial Plan Year shall commence on the Effective Date of this Agreement.

     1.11 "Termination for Cause" See Section 5.2.

     1.12 "Termination of Service" means that the Director ceases to be a member of the board of directors of the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank or the board of directors.

     1.13 "Vesting Percentage" means one hundred percent (100%).

                                    Article 2
                                Lifetime Benefits

     2.1 Normal Retirement Benefit. Upon Termination of Service on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Director the benefit described in this Section 2.1 in lieu of any other Lifetime Benefits under this Agreement.

          2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is the Benefit Amount.

          2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments commencing with the month following the Director's Normal Retirement Date, paying the annual benefit to the Director for a period of ten years.

     2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Director the benefit described in this Section 2.2 in lieu of any other Lifetime Benefits under this Agreement.

          2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by multiplying the Accrual Balance set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date by the Vesting Percentage. Any increase in the Benefit Amount would require the recalculation of the Early Termination Annual Benefit on Schedule A. The benefit is determined by calculating a one hundred twenty month fixed annuity from the vested Accrual Balance, crediting interest on the unpaid balance at an annual rate of eight percent, compounded monthly.

          2.2.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the annual benefit to the Director for a period of ten years.

     2.3 Disability Benefit. If the Director terminates service due to Disability prior to Normal Retirement Age, other than following a Change of Control, the Bank shall pay to the Director the benefit described in this
Section 2.3 in lieu of any other Lifetime Benefits under this Agreement.

          2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Service occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Director in 100 percent of the Accrual Balance. Any increase in the Benefit Amount would require the recalculation of the Disability Annual Benefit on Schedule A. This benefit is determined by calculating a one hundred twenty month fixed annuity from the Accrual Balance crediting interest on the unpaid balance at an annual rate of eight percent, compounded monthly.

          2.3.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the annual benefit to the Director for a period of ten years.

     2.4 Change of Control Benefit. Upon Termination of Service following a Change of Control, the Bank shall pay to the Director the benefit described in this Section 2.4 in lieu of any other Lifetime Benefits under this Agreement.

          2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Change of Control Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Service occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Director in the Benefit Amount. Any increase in the Benefit Amount would require the recalculation of the Change of Control Annual Benefit on Schedule A.

          2.4.2 Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the annual benefit to the Director for a period of ten years.


                                    Article 3
                                 Death Benefits

     3.1 Death During Active Service. If the Director dies while in the active service of the Bank, the Bank shall pay to the Director's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

          3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the Accrual Balance set forth in Schedule A for the Plan Year ending immediately prior to the date of the Director's death.

          3.1.2 Payment of Benefit. The Bank shall pay the benefit to the Director's beneficiary in a lump sum within 90 days following the Director's death.

     3.2 Death During Payment of a Lifetime Benefit. If the Director dies after any Lifetime Benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining Accrual Balance at the time of the Director's death to the Director's beneficiary in a lump sum within 90 days of the Director's death.

     3.3 Death After Termination of Service But Before Payment of a Lifetime Benefit Commences. If the Director is entitled to a Lifetime Benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the Accrual Balance at the time of the Director's death to the Director's beneficiary in a lump sum within 90 days of the Director's death.

                                   Article 4
                                  Beneficiaries

     4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and received by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

     5.1 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Director commits suicide within three years after the date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Director has made any material misstatement of fact on an employment application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Director.

     5.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Bank terminates the Director's service for:

          (a) Gross negligence or gross neglect of duties;

          (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          (c) Misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations) or final cease and desist order; or

          (d) A significant violation of Bank policy committed in connection with the Director's service and resulting in an adverse effect on the Bank.

                                    Article 6
                          Claims and Review Procedures

     6.1 Claims Procedure. The Director or beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

          6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

          6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a) The specific reasons for the denial,

          (b) A reference to the specific provisions of the Plan on which the denial is based,

          (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

          (d) An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

          (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.



     6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

          6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

          6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               (a) The specific reasons for the denial,

               (b) A reference to the specific provisions of the Plan on which the denial is based,

               (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 7
                           Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Service. This Agreement is not an employment policy or contract. It does not give the Director the right to remain a director of the Bank, nor does it interfere with the shareholders' rights to discharge the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate service as a director at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     8.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

     8.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Bank to which the Director and beneficiary have no preferred or secured claim.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

     8.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a) Establishing and revising the method of accounting for the Agreement;

          (b)  Maintaining a record of benefit payments;

          (c)  Establishing   rules  and  prescribing  any  forms  necessary  or
               desirable to administer the Agreement; and

          (d)  Interpreting the provisions of the Agreement.

     8.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Director and the Bank have signed this Agreement.

                                                   NEWBERRY FEDERAL SAVINGS BANK


__________________________________                 By  _________________________

                                                   Title  ______________________

                             BENEFICIARY DESIGNATION

                          NEWBERRY FEDERAL SAVINGS BANK
                          DIRECTOR RETIREMENT AGREEMENT
                          _____________________________

     I designate the following as  beneficiary  of any death benefits under this
Agreement:

Primary:________________________________________________________________________

________________________________________________________________________________

Contingent:_____________________________________________________________________

________________________________________________________________________________

Note:To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation ith the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature   ______________________________

Date   __________________________________



Received by the Bank this ______ day of _________________, 2003.


By  ____________________________________

Title  __________________________________

                          NEWBERRY FEDERAL SAVINGS BANK
                              JAMES THOMAS JOHNSON
                          Director Retirement Agreement
                                   Schedule A

                                                  Early                            Early          Change of        Disability
     Plan                                      Termination      Vested          Termination        Control           Annual
     Year         Benefit        Accrual         Vesting        Accrual       Annual Benefit    Annual Benefit      Benefit
    Ending         Level         Balance        Schedule        Balance        Payable at 70    Payable at 70    Payable at 70
    Oct-03            18,000          5,030       100%              5,030            2,051           18,000            2,051
    Oct-04            18,000         10,478       100%             10,478            3,945           18,000            3,945
    Oct-05            18,000         16,378       100%             16,378            5,694           18,000            5,694
    Oct-06            18,000         22,768       100%             22,768            7,309           18,000            7,309
    Oct-07            18,000         29,688       100%             29,688            8,800           18,000            8,800
    Oct-08            18,000         37,183       100%             37,183           10,177           18,000           10,177
    Oct-09            18,000         45,299       100%             45,299           11,448           18,000           11,448
    Oct-10            18,000         54,090       100%             54,090           12,622           18,000           12,622
    Oct-11            18,000         63,609       100%             63,609           13,706           18,000           13,706
    Oct-12            18,000         73,919       100%             73,919           14,707           18,000           14,707
    Oct-13            18,000         85,085       100%             85,085           15,631           18,000           15,631
    Oct-14            18,000         97,177       100%             97,177           16,485           18,000           16,485
    Oct-15            18,000        110,273       100%            110,273           17,272           18,000           17,272
    Oct-16            18,000        124,456       100%            124,456           18,000           18,000           18,000

                          NEWBERRY FEDERAL SAVINGS BANK
                                 STEVE P. SLIGH
                          Director Retirement Agreement
                                   Schedule A

                                                  Early                            Early          Change of        Disability
     Plan                                      Termination      Vested          Termination        Control           Annual
     Year         Benefit        Accrual         Vesting        Accrual       Annual Benefit    Annual Benefit      Benefit
    Ending         Level         Balance        Schedule        Balance        Payable at 70    Payable at 70    Payable at 70
    Oct-03            18,000          3,588       100%              3,588            1,859           18,000            1,859
    Oct-04            18,000          7,475       100%              7,475            3,575           18,000            3,575
    Oct-05            18,000         11,684       100%             11,684            5,160           18,000            5,160
    Oct-06            18,000         16,242       100%             16,242            6,623           18,000            6,623
    Oct-07            18,000         21,178       100%             21,178            7,974           18,000            7,974
    Oct-08            18,000         26,524       100%             26,524            9,222           18,000            9,222
    Oct-09            18,000         32,314       100%             32,314           10,374           18,000           10,374
    Oct-10            18,000         38,585       100%             38,585           11,437           18,000           11,437
    Oct-11            18,000         45,376       100%             45,376           12,420           18,000           12,420
    Oct-12            18,000         52,730       100%             52,730           13,326           18,000           13,326
    Oct-13            18,000         60,695       100%             60,695           14,164           18,000           14,164
    Oct-14            18,000         69,321       100%             69,321           14,937           18,000           14,937
    Oct-15            18,000         78,664       100%             78,664           15,651           18,000           15,651
    Oct-16            18,000         88,781       100%             88,781           16,310           18,000           16,310
    Oct-17            18,000         99,738       100%             99,738           16,919           18,000           16,919
    Oct-18            18,000        111,605       100%            111,605           17,481           18,000           17,481
    Oct-19            18,000        124,456       100%            124,456           18,000           18,000           18,000

                          NEWBERRY FEDERAL SAVINGS BANK
                                ROBERT LIVINGSTON
                          Director Retirement Agreement
                                   Schedule A

                                                  Early                            Early          Change of        Disability
     Plan                                      Termination      Vested          Termination        Control           Annual
     Year         Benefit        Accrual         Vesting        Accrual       Annual Benefit    Annual Benefit      Benefit
    Ending         Level         Balance        Schedule        Balance        Payable at 70    Payable at 70    Payable at 70
    Oct-03            18,000          9,842       100%              9,842            2,694           18,000            2,694
    Oct-04            18,000         20,502       100%             20,502            5,181           18,000            5,181
    Oct-05            18,000         32,046       100%             32,046            7,478           18,000            7,478
    Oct-06            18,000         44,548       100%             44,548            9,599           18,000            9,599
    Oct-07            18,000         58,087       100%             58,087           11,557           18,000           11,557
    Oct-08            18,000         72,751       100%             72,751           13,365           18,000           13,365
    Oct-09            18,000         88,632       100%             88,632           15,035           18,000           15,035
    Oct-10            18,000        105,830       100%            105,830           16,577           18,000           16,577
    Oct-11            18,000        124,456       100%            124,456           18,000           18,000           18,000

                          NEWBERRY FEDERAL SAVINGS BANK
                                 ROBERT W. OWEN
                          Director Retirement Agreement
                                   Schedule A

                                                  Early                            Early          Change of        Disability
     Plan                                      Termination      Vested          Termination        Control           Annual
     Year         Benefit        Accrual         Vesting        Accrual       Annual Benefit    Annual Benefit      Benefit
    Ending         Level         Balance        Schedule        Balance        Payable at 70    Payable at 70    Payable at 70
    Oct-03            18,000         21,088       100%             21,088            4,196           18,000            4,196
    Oct-04            18,000         43,926       100%             43,926            8,070           18,000            8,070
    Oct-05            18,000         68,660       100%             68,660           11,647           18,000           11,647
    Oct-06            18,000         95,447       100%             95,447           14,950           18,000           14,950
    Oct-07            18,000        124,456       100%            124,456           18,000           18,000           18,000

                          NEWBERRY FEDERAL SAVINGS BANK
                              JAMES E. WISEMAN, JR.
                          Director Retirement Agreement
                                   Schedule A

                                                  Early                            Early          Change of        Disability
     Plan                                      Termination      Vested          Termination        Control           Annual
     Year         Benefit        Accrual         Vesting        Accrual       Annual Benefit    Annual Benefit      Benefit
    Ending         Level         Balance        Schedule        Balance        Payable at 70    Payable at 70    Payable at 70
    Oct-03            18,000         21,088       100%              21,088           4,196           18,000            4,196
    Oct-04            18,000         43,926       100%              43,926           8,070           18,000            8,070
    Oct-05            18,000         68,660       100%              68,660          11,647           18,000           11,647
    Oct-06            18,000         95,447       100%              95,447          14,950           18,000           14,950
    Oct-07            18,000        124,456       100%             124,456          18,000           18,000           18,000